UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2021

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, no par value	MORN	The Nasdaq Stock Market LLC

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available around December 17, 2021.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “prospects,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•	failing to maintain and protect our brand, independence, and reputation;

•	liability for any losses that result from an actual or claimed breach of our fiduciary duties or failure to comply with applicable securities laws;

•	liability related to cybersecurity and the protection of confidential information, including personal information about individuals;

•	compliance failures, regulatory action, or changes in laws applicable to our credit ratings operations, or our investment advisory, ESG and index businesses;

•	prolonged volatility or downturns affecting the financial sector, global financial markets, and global economy and its effect on our revenue from asset-based fees and credit ratings business;

•	the impact of the current COVID-19 pandemic and government actions in response thereto on our business, financial condition, and results of operations;

•	inadequacy of our operational risk management and business continuity programs in the event of a material disruptive event;

•	failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•	failing to differentiate our products and services and continuously create innovative, proprietary and insightful financial technology solutions;

•	liability relating to the information and data we collect, store, use, create and distribute or the reports that we publish or are produced by our software products;

•	trends in the financial services industry, including fee compression within the asset and wealth management sectors and increased industry consolidation;

•	an outage of our database, technology-based products and services, or network facilities or the movement of parts of our technology and data infrastructure to the public cloud and other outsourced providers;

•	the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate;

•	the failure to recruit, develop, and retain qualified employees;

•	challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India;

•	our indebtedness could adversely affect our cash flows and financial flexibility; and

•	the failure to protect our intellectual property rights or claims of intellectual property infringement against us.

Investor Questions and Answers: November 12, 2021

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and we make written responses available on a regular basis. The following answers respond to selected questions received through October 31, 2021. We retain the discretion to combine answers for duplicate or similar questions into one comprehensive response.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington St.

Chicago, IL 60602

Competitive Landscape

1.)	Bloomberg has about 325k users, Refinitiv about 200k. You’re up to over 50k on Pitchbook. In light of the similar license prices, how are the TAM assessments here different, especially when we think about the different client types? What is the right way to think about this?

We recently shared some of the assumptions behind our $3.5 billion estimate for PitchBook’s total addressable market in the Form 8-K that we filed on June 11, 2021. Our growth strategy at PitchBook isn’t necessarily about displacing competitors, it’s about ensuring that the client is using PitchBook. We seldom compete head-to-head with Bloomberg or Refinitiv; rather, we view our offering as complementary. As such, it’s difficult to directly compare the sizes of their user base against ours, given that these platforms fill different needs for a subset of our client base.  In fact, we occasionally send some of our customers to Refinitiv products for some specific needs that PitchBook can’t meet (for example, After Market Research). We consider our direct competitive set to be predominantly Capital IQ, Preqin, Crunchbase and to a certain extent Mergermarket (in Europe mostly).

2.)	On a company-wide basis, given the focus in the US on advisors, how do you adapt your product set for Europe or other markets where advisors are less prevalent?

We believe that investors are well-served by independent advice, and we have long participated in markets with established communities of independent advisors, like the UK, Australia, India, and South Africa. Regulations and advisor practices vary greatly by market, so we tailor our software, data and investment management services to support the needs of advisors in these markets. The best example of this is our acquisition of Adviser Logic in Australia, which allowed us to address the growing need for financial planning in the market.

For international markets where investors are served directly by larger financial institutions rather than independent or small firm advisors, Morningstar provides enterprise solutions which are embedded into firms’ business functions.  Our enterprise solutions include Data Feeds, Research, Index and Investment Management solutions, and software solutions including Morningstar Direct.  Our enterprise solutions support the workflow of a wide-range of teams at customer firms, including investment, risk and compliance, technology and client-facing teams. Morningstar solutions serve the top 25 largest international wealth management firms (according to our internal estimates) and help to empower the investor success of their end-clients.

Coronavirus

3.)	The company experienced some cost savings related to COVID-19. How much of these savings do you view as temporary vs. permanent?

Our primary sources of cost savings related to COVID-19 stemmed from the reduction of travel expenses, lower facilities costs, reduced healthcare utilization, and a deliberate slowdown of hiring and compensation growth. We made certain decisions, particularly around hiring and controlling other discretionary costs in 2020, to ensure we were managing the business prudently during a period of uncertainty. That was reflected in our increased adjusted operating income margins in 2020. We view most of these cost savings as temporary in nature and have seen these areas increase in 2021 as travel restrictions are easing, we are seeing employees return to offices globally, and our pace of hiring has accelerated.

Indexes

4.)	3Q Index AUM grew 108% YOY, but was flat sequentially relative to 2Q. Is there any detail you can provide on the key drivers of AUM growth? What is the long-term growth opportunity in this area?

Sequentially, the market, as measured by the Morningstar Global Markets index, was down approximately 1.1%, but inflows contributed about $1.5B to AUM in Q3 2021. The primary drivers of year-on-year AUM growth were cash inflows in existing products, new client acquisitions, and market performance. Inflows contributed $22 billion, while the market, as measured by the Morningstar Global Markets Index, was up 28.8% during this period. Organic growth was broad based, spanning our beta and strategic beta products. Also, during this period, we launched 27 new investment products tied to Morningstar Indexes. Notable new client wins include the world’s largest pension fund, Japan’s General Pension Investment Fund, which launched a gender lens fund based on the Morningstar Developed Markets ex-Japan Gender Diversity Index.

Over the long-run, we expect our growth will be supported by attracting new clients that create investable products from our indexes, increased demand for ESG-related indexes (which we are well-suited to provide using Sustainalytics’ expertise), and licensing of benchmark data.

Operating Margin

5.)	Congratulations on the very impressive organic revenue growth in Q3 2021, which was aided by continued explosive growth at Pitchbook, and likely tailwinds from increasing demand for Sustainability/ESG data. When I look at YTD results, it appears MORN may deliver mid to high teens organic revenue growth this year, but relatively flat EBIT margins. The data and analytics space typically has very high incremental margins, so I'd like to understand how the management team thinks about margin expansion over the long-term. If margin expansion is not evident when organic growth is in the mid-teens %, when should investors expect positive operating leverage and margin expansion? Is there a structural reason behind why MORN doesn’t produce operating leverage? The revenue growth has been impressive, but the adjusted operating margin is lower than it was 15 years ago. FDS, MSCI, SPGI, MCO all have much higher margins then MORN, do you aspire to narrow the gap? PitchBook and Sustainalytics are the fastest growing businesses at Morningstar. Can Morningstar expand margins with these businesses growing faster than the other businesses?

The peer set we name in our Annual Report, as well as the companies you cite in your question, include companies of various sizes and product concentration. As such, it is difficult to select a perfect comparison given the mix of products/solutions in our portfolio as compared with this group. In certain cases, we may report lower margins than members of our peer set, but we often generate higher revenue growth and cash flow conversion. In the broader fintech market, we often exhibit higher margins than many peers but lower revenue growth. Valuations more recently across private and public markets have tended to favor faster growers, but we manage our business to a model of sustainable growth where we invest heavily to capture longer-term opportunities.

Our business mix has changed since 15 years ago; however, it’s also fair to say that we are currently in a period of extraordinary investment because our opportunity set is meaningful. Whether it is ESG, indexes, retirement, wealth, data, credit ratings, or the private markets, we are at the intersection of attractive secular growth trends on which we intend to capitalize. As such, we have been investing heavily to support our ability to compete well and generate strong future returns.

We expect these trends to continue, especially with respect to ESG, wealth, and the private markets. We are motivated to protect -and grow- our existing competitive advantages in each area so that we can continue to empower investor success in these arenas. As always, we will focus on making the right short-term and long-term trade-offs, which could have impacts on margin in periods of heavier investment, in order to achieve our strategic objectives and create long term value.

6.)	Q3 2021 operating margin was negatively impacted by a large increase in bonus expense. Can you quantify this increase and how much of the increase is one-time in nature vs. recurring? Is the cost to retain employees and attract new employees increasing significantly for the company?

Bonus expense increased $25.6 million relative to Q3 2020, which was a primary driver of the 8.4% decline in Q3 2021 adjusted operating margin. We record our bonus accrual each quarter based on our year-to-date performance and expected performance for the fiscal year. Because our performance strengthened throughout the year, we adjusted the accrual rates accordingly. In hindsight, had we ratably applied the bonus expense increase this quarter over the first three quarters, adjusted operating income would have grown 10.3%.

We believe it is more appropriate to look at our margins for the first nine months of the year relative to last year when isolating the impact of bonus expense on adjusted operating margin. When you compare our year-to-date 2021 organic revenue growth of 16.2% to YTD 2020 organic revenue growth of 8.4%, you will see the magnitude of our financial outperformance year-over-year, which is a larger driver of the increase in bonus expense as we compensate our employees for this success. As such, we wouldn’t necessarily classify the increase in bonus expense as “one-time” in nature but rather tied to business performance; contributions to the bonus pool will ebb and flow along with our financial performance and increasing headcount.

To be clear, while we are facing competition to retain and attract employees, the mechanism associated with the increase in the bonus pool is largely related to our outperformance relative to targets. Nevertheless, to better compete for talent, we’re analyzing our compensation programs and are investing more resources toward compensation in 2021 and 2022.

Pricing Power

7.)	Please discuss the pricing power across the portfolio. How much price does Morningstar typically realize?

We do not disclose the percentage of our revenue growth that comes from price increases. However, we can comment generally that, similar to most software-as-a-service businesses, price increases can be an important factor in annual and multi-year contracts. Generally, we expect to be compensated for the value we provide our clients, and many of our long-standing clients agree that we’ve become important parts of their daily workflow. As such, we believe that our license-based products, in aggregate, exhibit the most pricing power across the portfolio.

Sustainalytics

8.)	For Sustainalytics, to what extent have you heard from asset owners/managers that the service has been used as a standard or benchmark in their investment processes?

Sustainalytics research and ratings are used by asset owners and asset managers throughout the investment process, from pre-investment analysis to security selection to post-investment engagement and compliance. The extent to which clients rely on Sustainalytics research in each part of their investment process varies, from being just one of many analytical inputs to being deeply embedded in the investment decisions made by investment teams. Sustainalytics’ research is also used extensively in the creation of benchmark indexes used by asset owners. Increasingly, asset owners and their managers are integrating ESG factors into their investment policy benchmarks. Some examples of this include policy benchmarks that reflect a lower carbon intensity measure or exclude certain product areas such as tobacco or controversial weapons.  Finally, asset owners look to Sustainalytics to facilitate engagement with portfolio companies in efforts to encourage compliance with global norms and/or implement best sustainability practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: November 12, 2021	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer